                                                                  Exhibit 10(xx)


                    AMENDMENT NUMBER 3 TO THE SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT



              Amendment Number 3 dated as of September 30, 1996 among COVENTRY CORPORATION (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                              W I T N E S S E T H :


              WHEREAS, the Borrower, the Banks and the Agent entered into a Second Amended and Restated Credit Agreement dated as of November 20, 1992, and amended by Amendment Number 1, dated as of June 30, 1995, and Amendment Number 2, dated as of March 14, 1996 (as so amended, the "Credit Agreement"); and

              WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein.

              NOW, THEREFORE, the parties hereto agree as follows:

              SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

              SECTION 2. Amendment of Section 1.01 of the Credit Agreement. (a)
Section 1.01 of the Credit Agreement is amended by adding, in appropriate alphabetical order, the following new definitions:

              "Champion Dental Sale" means the sale of Champion Dental Services Inc., a Subsidiary of GHP.

              "Purchase Adjustment" means a downward adjustment in the purchase price of an Acquisition made during fiscal year 1996 pursuant to the indemnification or




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     other provisions of the purchase agreement for, or any other transaction pursuant to which a member of the Coventry Group receives a payment in cash in respect of, such an Acquisition from or for the account of the party from which such Acquisition was made.

              (b) The following definitions in Section 1.01 of the Credit Agreement are amended in full to read as follows:

              "Commitment Reduction Date" means February 18, 1997 and each three-month anniversary of such date to and including August 18, 1999 or, if any such date is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which such Commitment Reduction Date shall be the next preceding Euro-Dollar Business Day.

              "Reduction Percentage" means, for purposes of determining the amount of any mandatory reduction of the Commitments pursuant to Section 2.07(c), (i) in the case of any such reduction in respect of an Asset Sale (other than the Champion Dental Sale or a Purchase Adjustment) or the issuance of any Subject Debt, 100% and (ii) in the case of any such reduction in respect of the issuance of Equity Securities or in respect of a Purchase Adjustment, 50%.

              "Reduction Transaction" means (i) any Asset Sale consummated after the Effective Date, (ii) the incurrence after the Effective Date of any Subject Debt by the Borrower, (iii) the issuance after the Effective Date of any Equity Securities by the Borrower or any of its Subsidiaries (other than (A) Equity Securities which constitute Debt of the Borrower or any of its Subsidiaries, (B) Equity Securities issued to the Borrower or any of its Subsidiaries, (C) Equity Securities issued pursuant to employee stock option plans, employee stock ownership plans or other employee benefit arrangements in the ordinary course of business and (D) Equity Securities issued upon exercise of common stock warrants outstanding on the Effective
     Date) or (iv) any Purchase Adjustment; provided that the Champion Dental Sale shall not be a Reduction Transaction. The description of any transaction as falling within the above definition does not affect any limitation on such transaction imposed by Article V of this Agreement.

              SECTION 3. Amendment of Section 2.05(b) of the Credit Agreement.
Section 2.05(b) of the Credit Agreement



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is amended by deleting the definition of "Euro-Dollar Margin" and inserting, in lieu thereof, the following:

              "Euro-Dollar Margin" means (x) on and after September 30, 1996 to and including the Reset Date, 2.00% and (y) after the Reset Date, 1.50%.

              "Reset Date" means the first date, if any, subsequent to September 30, 1996 on which the Borrower delivers a certificate pursuant to Section 5.01(c) setting forth a ratio of Adjusted Cash Flow to Fixed Charges for the fiscal quarter ended at the date of the accompanying financial statements of 2.00 to 1.00 or greater.

              SECTION 4. Amendment of Section 2.08 of the Credit Agreement. (a)
Section 2.08(b) of the Credit Agreement is amended in full to read as follows:

              (b) The aggregate Commitments shall be reduced (and the Commitment of each Bank shall be correspondingly reduced on a pro rata basis) on each Commitment Reduction Date by the amount set forth below for such Commitment Reduction Date:


              Commitment Reduction Date                                    Amount
              -------------------------                                    ------
              February 18, 1997                                            $ 2,000,000
              May 18, 1997                                                 $ 3,000,000
              August 18, 1997                                              $12,000,000
              November 18, 1997                                            $10,000,000
              February 18, 1998                                            $10,500,000
              May 18, 1998                                                 $10,500,000
              August 18, 1998                                              $10,500,000
              November 18, 1998                                            $10,500,000
              February 18, 1999                                            $10,500,000
              May 18, 1999                                                 $10,500,000
              August 18, 1999                                              $10,000,000

     Each reduction of the Commitments pursuant to Section 2.07 or subsection
     (c) below shall be applied to ratably reduce the required reductions of Commitments under this subsection for each subsequent Commitment Reduction Date.

              (b)  The following sentence is added to Section
2.08(d) as the second sentence thereof:

     In addition, (i) on the date of any reduction of the Commitments pursuant to subsection (c) of this Section 2.08 on account of a Purchase Adjustment, the Borrower



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     shall repay an aggregate principal amount of the Loans equal to the excess of the Net Cash Proceeds of such Purchase Adjustment over the amount of any repayment required in connection therewith pursuant to the preceding sentence and (ii) on the date the Commitments would have been so reduced on account of the Champion Dental Sale but for the proviso to the definition of Reduction Transaction (or as soon thereafter as the regulatory approval described below shall be obtained), the Borrower shall repay an aggregate principal amount of the Loans equal to the Net Cash Proceeds of the Champion Dental Sale, if and to the extent that any necessary approval of the Missouri Department of Insurance for the remission of such Net Cash Proceeds to the Borrower shall have been obtained (the Borrower hereby agreeing to use its best efforts to obtain any such necessary approval).

              SECTION 5. Amendment of Section 4.04(d) of the Credit Agreement.
Section 4.04(d) of the Credit Agreement is amended in full to read as follows:

              (d) Except as disclosed in writing to the Banks prior to September 30, 1996, since March 31, 1994 there has been no material adverse change in the business, financial position, results of operation or prospects of the Coventry Group, considered as a whole.

              SECTION 6. Amendment of Section 5.17 of the Credit Agreement.
Section 5.17 of the Credit Agreement is amended in full to read as follows:

              The ratio of Adjusted Cash Flow to Fixed Charges will not, for any period of four consecutive fiscal quarters ended on or after June 30, 1996 (or, in the case of any fiscal quarter ended prior to June 30, 1997, for such fiscal quarter), be less than the ratio set forth below opposite such period in which such four-quarter period (or such quarter) ends:

              Period                                                 Ratio
              ------                                                 -----
     On June 30, 1996                                                Waived

     On September 30, 1996                                        0.80 to 1.00

     From and including
     December 31, 1996
     to and including
     March 31, 1997                                               1.35 to 1.00



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
     On June 30, 1997                                             1.50 to 1.00

     On September 30, 1997                                        1.75 to 1.00

     On December 31, 1997                                         2.00 to 1.00

     On or after March 31, 1998                                   2.50 to 1.00


              SECTION 7. Application of Reduction of Commitments. The parties hereby agree that (i) the notice of reduction of the Commitments contemplated by clause (iv) of Section 11 shall be effective immediately upon receipt by the Agent, the requirement of three Domestic Business Days' prior notice being hereby waived solely on this occasion, and (ii) notwithstanding the second sentence of Section 2.08(b), the amount of such reduction shall be applied to scheduled reductions of the Commitments so as to result in the revised reduction schedule contemplated by Section 4(b) of this Amendment.

              SECTION 8. Waiver for Champion Dental Sale. The Banks hereby waive any noncompliance with Section 5.04(d) or 5.12 of the Credit Agreement arising solely by reason of the Champion Dental Sale. Upon consummation of the Champion Dental Sale, the second sentence of Section 5.04(d) of the agreement shall be deleted.

              SECTION 9. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not constitute an amendment of the surviving terms and conditions of the Credit Agreement and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

              SECTION 10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

              SECTION 11. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof upon (i) receipt by the Agent of duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party), (ii) receipt by the Agent, for the



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account of each Bank, of a fee in an amount equal to 0.25% of such Bank's
Commitment as in effect upon the effectiveness hereof, (iii) receipt by the Agent of payment of all accrued expenses payable by the Borrower pursuant to
Section 9.03 of the Credit Agreement, and (iv) receipt by the Agent of notice from the Borrower of reduction of the Commitments pursuant to Section 2.07 of the Agreement to the aggregate amount of $100,000,000; provided that Section 6 shall be effective as of June 30, 1996.





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              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                   COVENTRY CORPORATION



                                   By/s/ Jan H. Hodges
                                     ---------------------------------
                                     Title:  Vice President, Finance


                                   MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK



                                   By/s/ Penelope J.B. Cox
                                     ---------------------------------
                                     Title:  Vice President


                                   NATIONSBANK OF TENNESSEE, N.A.



                                   By/s/ Walker Choppin
                                     ---------------------------------
                                     Title:  Senior Vice President


                                   SUNTRUST BANK, NASHVILLE, N.A.
                                     (FORMERLY THIRD NATIONAL
                                      BANK IN NASHVILLE)



                                   By/s/ Christopher T. Hannon
                                     ---------------------------------
                                     Title:  Vice President





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                                    FLEET NATIONAL BANK



                                    By/s/ Virginia C. Roberts
                                      ---------------------------------
                                      Title:  Senior Vice President



                                    CITICORP USA, INC.



                                    By/s/ Ruth E. Ford
                                      ---------------------------------
                                      Title:  Vice President


                                    MELLON BANK, N.A.



                                    By/s/ Kurt L. Hewett
                                      ---------------------------------
                                      Title:  Vice President


                                    FIRST AMERICAN NATIONAL BANK



                                    By/s/ Sandra Hamrick
                                      ---------------------------------
                                      Title:  Vice President





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